U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration VIA ELECTRONIC MAIL TO: lyearwood@sableoffshore.com December 22, 2025 Mr. Lance Yearwood Vice President Pacific Pipeline Company / Sable Offshore Corp. 845 Texas Avenue, Suite 2920 Houston, Texas 77002 RE: Approval of Sable Offshore Corp.’s Restart Plan for the Las Flores Pipeline System Line CA-324 and Line CA-325 Dear Mr. Yearwood: From December 4 to December 12, 2025, the Pipeline and Hazardous Materials Safety Administration (PHMSA) received several documents from Sable Offshore Corp. These documents included: 1. Line CA-324 and Line CA-325 Fill Plan and Startup Procedures 2. A letter requesting the removal of pressure restrictions for Line CA-324 3. A letter requesting the removal of pressure restrictions for Line CA-325 4. The Las Flores Pipeline Linefill Positioning Plan Assignments 5. The Las Flores Pipeline Linefill Contact List These documents addressed the Restart Plan for Line CA-324 and Line CA-325 (previously known as Plains Line 901 and Line 903, respectively). In addition, PHMSA conducted a field inspection with Sable Offshore Corp. to discuss its process and safety procedures for the pipeline restart. PHMSA has reviewed these documents and hereby approves the submitted Restart Plan. This approval is valid from the date of this letter. Should you have any questions or concerns, please contact me at (720) 963-3160 or by email at dustin.hubbard@dot.gov. Sincerely, Dustin Hubbard Director, Western Region Pipeline and Hazardous Materials Safety Administration 12300 W. Dakota Ave., Suite 340 Lakewood, CO 80228 DUSTIN B HUBBARD Digitally signed by DUSTIN B HUBBARD Date: 2025.12.22 13:19:33 -07'00'

cc: Trent Fontenot, Sr. Vice President - Operations, tfontenot@sableoffshore.com Jim Hosler, Assistant Deputy Director – Pipeline Safety and CUPA, CalFire, jim.hosler@fire.ca.gov